UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2014

 Date of Report (Date of earliest event reported)

Abtech Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

4110 North Scottsdale Road, Suite 235

Scottsdale, Arizona 85251

(Address of Principal Executive Offices)

(480) 874-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise indicated in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Abtech Holdings, Inc., a Nevada corporation, and, unless the context otherwise requires, its majority owned subsidiary, AbTech Industries, Inc., a Delaware corporation.

Item 1.01	Entry into a Material Definitive Agreement

The disclosures required by this Item 1.01 are contained in Item 2.03 below and are incorporated as if fully restated herein.

Item 2.03	Creation of a Direct Financial Obligation

In March and April of 2015, the Company closed on the sale of two secured promissory notes to Golden Properties Ltd. (the “Purchaser’) in the aggregate amount of $1,200,000. On April 13, 2015, the Company received $250,000 from the sale of a secured promissory note (the “April Note”) in the principal amount of $250,000 and a detachable warrant (the “April Warrant”) for 55,000 shares of the Company’s common stock. The April Note has an interest rate of 7.5% per annum and matures on July 13, 2015. Interest due on the April Note is payable at maturity. The April Note has a security interest in the assets of the Company that is junior to the senior security interest of the secured notes issued by the Company in a $2,000,000 private offering in March – May of 2014 (the “Senior Notes”), the security interest of the secured notes issued by the Company in a $3,000,000 private offering in August – November of 2014 (the “Other Secured Notes”) and the convertible secured notes issued by the Company in a $3,500,000 private offering in December 2013 (the “Convertible Notes’). The April Warrant has an exercise price of $0.298 per share and expires five (5) years after the date of issuance. The Company may extend the maturity date of the April Note up to two times by 90 days each. If the first extension option is exercised, the interest rate will increase to 9.5% per annum. If the second extension option is exercised, the interest rate will increase to 11.5% per annum. The number of warrant shares that the Purchaser will be entitled to under the terms of the April Warrant will be increased by 10% for each extension option exercised by the Company.

On March 23, 2015, the Company received $950,000 from the sale of a secured promissory note (the “March Note”) with a principal amount of $950,000. The March Note has an interest rate of 7.5% per annum and matures on March 23, 2016. Interest due on the March Note is payable at maturity. The March Note has a security interest in the assets of the Company that is the same as the security interest of the Other Secured Notes issued by the Company in its $3,000,000 offering in 2014. The proceeds from the March Note were used in April 2015 to repay $875,000 of matured debt plus accrued interest of approximately $71,000. The Purchaser of the March Note also received a warrant (the “March Warrant”) to purchase 475,000 shares of the Company’s common stock. The March Warrant has an exercise price of $0.315 per share and expires five (5) years after the date of issuance. The Company may extend the maturity date of the March Note up to two times by 90 days each. If the first extension option is exercised, the interest rate will increase to 9.5% per annum. If the second extension option is exercised, the interest rate will increase to 11.5% per annum. The number of warrant shares that the Purchaser will be entitled to under the terms of the March Warrant will be increased by 10% for each extension option exercised by the Company.

The Company sold the April and March Notes and the related Warrants in reliance on Section 4(a)(2) and Regulation D of the Securities Act to the Purchaser, which the Company believes to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2015	ABTECH HOLDINGS, INC.

	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President

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